                                                                    EXHIBIT 20.1

                         MONTHLY SERVICER'S CERTIFICATE
                         FIRST NATIONAL BANK OF COMMERCE
                             NEW ORLEANS, LOUISIANA
                       FIRST NBC CREDIT CARD MASTER TRUST
                                  SERIES 1997-1

                  FOR THE DECEMBER 10, 1998 DETERMINATION DATE
                           FOR THE 16TH MONTHLY PERIOD

      The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2 First National Bank of Commerce is Servicer under the Pooling and Servicing Agreement.

     3  The undersigned is a Servicing Officer.

     4 The date of this Certificate is December 10, 1998, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $116,339,877

        (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $15,823,946

        (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $100,515,931

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $926,473,486

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $209,638,072

    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

 Monthly Servicer's Certificate
 Page 2  (all amounts in dollars except percentages)

    11  Monthly Period Trust Activity
    (a) Trust Activity                                                    Total Trust
       ==============================================                 ====================
        Beginning Aggregate Principal Receivables                             912,530,635
        Beginning Excess Funding Account Balance                                        0
        Beginning Total Principal Balance                                     912,530,635
        Collections of Finance Charge Receivables                              15,823,946
        Discount Percentage                                                             0
        Discount Option Receivables Collections                                         0
        Net Recoveries                                                                  0
        Total  Collections of Finance Charge Receivables                       15,823,946
        Total Collections of Principal Receivables                            100,515,931
        Net Default Amount                                                      3,099,975
        Minimum Aggregate Principal Receivables Balance                       700,000,000
        Ending Aggregate Principal Receivables                                909,638,072
        Ending Excess Funding Account Balance                                           0
        Ending Total Principal Balance                                        909,638,072

    (b) Series Allocations                                               Series 1997-1     Series 1998-1        All Series
       ==============================================                 ==========================================================
        Group Number                                                                    1                2
        Investor Interest                                                     300,000,000      400,000,000          700,000,000
        Adjusted Investor Interest                                            300,000,000      400,000,000          700,000,000
        Principal Funding Account Balance                                               0                0                    0
        Minimum Transferor Interest                                                                                  63,674,665

    (c) Group I Allocations                                              Series 1997-1      Total Group I
       ==============================================                 =====================================
        Investor Finance Charge Collections                                     5,202,219        5,202,219

        Investor Monthly Interest                                               1,533,393        1,533,393
        Investor Monthly Fees (Servicing Fee)                                     500,000          500,000
        Investor Default Amounts                                                1,019,136        1,019,136
        Investor Additional Amounts                                                     0                0
        Total                                                                   3,052,529        3,052,529

        Reallocated Investor Finance Charge Collections                         5,202,219        5,202,219
        Available Excess                                                        2,149,690        2,149,690

    12  Series 1997-1 Certificates
                                                                         Series 1997-1       All Other         Transferor's
    (a) Investor/Transferor Allocations                    Trust           Interest            Series            Interest
       =========================================================================================================================
        Beginning Investor/Transferor Amounts             912,530,635         300,000,000      400,000,000          212,530,635
        Beginning Adjusted Investor Interest              912,530,635         300,000,000      400,000,000
        Floating Investor Percentage                        100.00000%          32.875609%       43.834145%
        Fixed Investor Percentage                             0.00000%            0.00000%         0.00000%
        Collections of Finance Chg. Receivables            15,823,946           5,202,219        6,936,291
        Collections of Principal Receivables              100,515,931          33,045,224       44,060,299
        Net Default Amount                                  3,099,975           1,019,136        1,358,848

        Ending Investor/Transferor Amounts                909,638,072         300,000,000      400,000,000          209,638,072

 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                             Collateral
    (b) Monthly Period Funding Requirements               Class A           Class B           Interest             Total
       =========================================================================================================================
        Principal Funding Account                                   0                   0                0                    0
        Principal Funding Investment Proceeds                       0                   0                0                    0
        Withdrawal from Reserve Account                             0                   0                0                    0
        Available Reserve Account Amount                            0                   0                0                    0
        Required Reserve Account Amount                             0                   0                0                    0

        Coupon                                                6.15000%            6.35000%         5.87781%             6.14631%
        Floating Investor Percentage                         28.43740%            2.30129%         2.13691%            32.87561%
        Fixed Investor Percentage                                   0                   0                0                    0
        Investor Monthly Interest                           1,329,938             111,125           92,331            1,533,393
        Overdue Monthly Interest                                    0                   0                0                    0
        Additional Interest                                         0                   0                0                    0
                Total Interest Due                          1,329,938             111,125           92,331            1,533,393
        Investor Default Amounts                              881,552              71,340           66,244            1,019,136
        Investor Monthly Fees                                 432,500              35,000           32,500              500,000
        Investor Additional Amounts                                 0                   0                0                    0
                Total Due                                   2,643,990             217,465          191,074            3,052,529

                                                                                             Collateral
    (c) Certificates - Balances and Distributions         Class A           Class B           Interest             Total
       =========================================================================================================================
        Beginning Investor Interest                       259,500,000          21,000,000       19,500,000          300,000,000
        Monthly Principal-Prin. Funding Account                     0                   0                0                    0
        Principal Payments                                          0                   0                0                    0
        Interest Payments                                   1,329,938             111,125           92,331            1,533,393
        Total Payments                                      1,329,938             111,125           92,331            1,533,393
        Ending Investor Interest                          259,500,000          21,000,000       19,500,000          300,000,000

    (d) Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class A Additional Interest                                                       0
        5.  Amount of Payment in respect of Class A Principal                                                                 0

    (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor
        Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                      0
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                           0
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                                 0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                           0

    (f) Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.291667
        2.  Amount of Payment in respect of Class B Monthly Interest                                                   5.291667
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class B Additional Interest                                                       0
        5.  Amount of Payment in respect of Class B Principal                                                                 0

 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

    (g) Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                 0
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
             principal amount                                                                                                 0
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                     0
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
             $1,000 original certificate principal amount                                                                     0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
             Certificates exceeds the Class B Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                           0

    (h) Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                         4.734903
        2.  Amount of distribution in respect of Collateral Monthly Interest                                           4.734903
        3.  Amount of distribution in respect of Collateral Overdue Interest                                                  0
        4.  Amount of distribution in respect of Collateral Monthly Principal                                                 0

    (i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
        and (e) of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                       0
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                           0

    (j) Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                   4,499,919

             a.  Class A Monthly Interest                                                                             1,329,938
             b.  Class A Overdue Monthly Interest                                                                             0
             c.  Class A Additional Interest                                                                                  0
             d.  Class A Servicing Fee                                                                                  432,500
             e.  Class A Investor Default Amount                                                                        881,552

             f.   Excess Spread                                                                                       1,855,929

        2.  Class B Available Funds                                                                                     364,155

             a.  Class B Monthly Interest                                                                               111,125
             b.  Class B Overdue Monthly Interest                                                                             0
             c.  Class B Additional Interest                                                                                  0
             d.  Class B Servicing Fee                                                                                   35,000

             e.  Excess Spread                                                                                          218,030

        3.  Collateral Holder Available Funds                                                                           338,144

             a.  Excess Spread                                                                                          338,144

        4.  Total Excess Spread                                                                                       2,412,104

 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

    (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1.  Beginning Excess Spread                                                                                  2,412,104
         2.  Excess Finance Charge Collections                                                                                0
         3.  Applied to fund Class A Required Amount                                                                          0
         4.  Unreimbursed Class A Investor Charge-Offs                                                                        0
         5.  Applied to fund Class B Required Amount                                                                     71,340
         6.  Reductions of Class B Investor Interest treated as Available Principal Collections                               0
         7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                               92,331
         8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee              32,500
         9.  Collateral Investor Default Amount treated as Available Principal Collections                               66,244
        10. Reductions of Collateral Interest treated as Available Principal Collections                                      0
        11. Deposit to Reserve Account (if required)                                                                          0
        12. Applied to other amounts owed to Collateral Interest Holder                                                       0
        13. Balance to constitute Excess Finance Charge Collections for other series                                  2,149,690

    13  Trust Performance
    (a) Delinquencies
        1.  30-59 days                                                                                               15,417,322
        2.  60-89 days                                                                                                9,558,144
        3.  90 days and over                                                                                         15,449,073
        4.  Total 30+ days delinquent                                                                                40,424,540

    (b) Base Rate
             a.  Current Monthly Period                                                                                    8.15%
             b.  Prior Monthly Period                                                                                      8.15%
             c.  Second Prior Monthly Period                                                                               8.17%
    (c) Three Month Average Base Rate                                                                                      8.16%

    (d) Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                                16.73233%
             b.  Prior Monthly Period                                                                                  16.79280%
             c.  Second Prior Monthly Period                                                                           16.36927%
    (e) Three Month Average Portfolio Yield                                                                            16.63147%

    (f) Excess Spread  Percentage
             a.  Current Monthly Period                                                                                 8.58602%
             b.  Prior Monthly Period                                                                                   8.63800%
             c.  Second Prior Monthly Period                                                                            8.20268%
    (g) Three Month Average Excess Spread Percentage                                                                    8.47557%

    (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             12.76939%

    (i) Portfolio Adjusted Yield                                                                                        8.08602%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of December

                                    First National Bank of Commerce, as Servicer

                                    By:   /S/ TRACIE KLEIN
                                    -------------------------------------
                                    Name:  Tracie Klein
                                    Title:  Vice President